EXHIBIT 99.01

News Release Andrea Prochniak, Investors 212.756.4542 Andrea.Prochniak@alliancebernstein.com	Jonathan Freedman, Media 212.823.2687 Jonathan.Freedman@alliancebernstein.com

ALLIANCEBERNSTEIN HOLDING L.P. ANNOUNCES FOURTH QUARTER RESULTS
GAAP Diluted Net Income of $0.26 per Unit, Including Impact of $39 Million Real Estate Charge
Adjusted Diluted Net Income of $0.40 per Unit
Cash Distribution of $0.40 per Unit

New York, NY, February 12, 2013 – AllianceBernstein L.P. (“AllianceBernstein”) and AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) (NYSE: AB) today reported financial and operating results for the quarter ended December 31, 2012.

 “We finished 2012 strong, with greater stability in many parts of our business and real momentum in others,” said Peter S. Kraus, Chairman and Chief Executive Officer. “In the fourth quarter, our total net flows turned positive for the first time since before the Financial Crisis, thanks to a second consecutive $5 billion-plus net inflow quarter for Retail and our first net flow positive quarter in Institutional since early 2008. Not only did our fixed income services continue to outperform in the fourth quarter, many of our core growth and value equity services did as well.”

Financial Results	4Q 2012	3Q 2012	4Q 2012 vs 3Q 2012	4Q 2011	4Q 2012 vs 4Q 2011
($ millions except per Unit amounts)

AllianceBernstein L.P.

GAAP basis:

Net Revenues	$705	$708	(0%)	$625	13%

Operating Income (Loss)	$78	$(56)	n/m	$(540)	n/m

Operating Margin, excl. non-controlling interests	11.4%	n/m		n/m

Adjusted basis: (1)

Net Revenues (2)	$578	$574	1%	$528	9%

Operating Income (3)	$119	$116	3%	$37	222%

Operating Margin	20.6%	20.2%		7.0%

AllianceBernstein Holding L.P.

GAAP Diluted Net Income (Loss) per Unit	$0.26	$(0.23)	n/m	$(1.97)	n/m

Distribution per Unit	$0.40	$0.36	11%	$0.12	233%

Adjusted Diluted Net Income per Unit (1)	$0.40	$0.36	11%	$0.07	471%

(1) See pages 9-12  for reconciliations of GAAP Financial Results to Adjusted Financial Results.

(2) Adjusted net revenues exclude investment gains and losses and dividends and interest on long-term incentive compensation-related investments, and 90% of the investment gains and losses of our consolidated venture capital fund attributable to non-controlling interests. In addition, adjusted net revenues offset distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues. They also exclude certain revenues that are reimbursements of pass-through expenses (primarily through our transfer agency).

(3) Adjusted operating income represents operating income on a GAAP basis excluding (1) the impact on net revenues and compensation expense of the mark-to-market gains and losses (as well as the dividends and interest) associated with employee long-term incentive compensation-related investments), (2) the 2011 compensation charge, (3) real estate related charges, (4) insurance proceeds, and (5) the net loss or income of consolidated entities attributable to non-controlling interests.

www.alliancebernstein.com	1 of 12

Kraus continued: “These results cap a year of meaningful progress for AllianceBernstein in executing our long-term strategy to improve our investment performance, diversify our business, innovate for clients with our offerings and strengthen our financials. In Fixed Income, we finished 2012 with 89% of our assets in strategies that are outperforming their benchmarks for the three-year period. In Equities, our Global, International, Emerging Markets and US Strategic Value strategies significantly outperformed in the fourth quarter, while growth strategies like US Thematic and US Large and Small Cap Growth outperformed for the full year, and stability services like Select US Equity and Global Market Neutral beat benchmarks across multiple time periods. In our Retail channel, we finished a year of strong momentum with record annual gross sales of $56 billion. Our strength was particularly pronounced in Asia ex-Japan, where we won 23 awards for both performance and innovation in 2012, and where we command leading local market shares by AUM in Taiwan and Hong Kong. In Institutional, we completed nearly 400 requests for proposals this year across diverse fixed income and equity services – an 18% annual increase and a reflection of the deep and strong relationships we have with clients around the world. Fixed Income is driving our improvement in this important business, but clients increasingly want to hear about our compelling equity, alternative and multi-asset strategies. In Private Client, we enhanced our fully diversified investment offering to better meet client needs this year, introducing Strategic Equities, a new multi-style, all-cap approach to equity investing that captures our highest conviction ideas, and providing broader client access to alternatives through a fund-of-hedge-funds registered investment company. On the sell side, we managed to both capture share and improve profitability despite steep declines in global trading volumes. Finally, we improved our firm’s operating leverage, finishing the year on schedule in executing our global real estate consolidation plan and in realizing the anticipated related cost savings. With this and other firmwide rationalization efforts, we expanded our adjusted operating margin by 1.8 percentage points in 2012, to 18.8%, and achieved a second-half margin of 20.4%.”

Kraus concluded: “With the US fiscal cliff averted and strengthening currency prices, commodity prices and equity fund flows, investors seem more optimistic about the global macroeconomic outlook coming into 2013. In the months ahead, we’ll continue to face uncertainties on issues like the Eurozone and US debt, but we are more confident than ever in our business mix, our long-term growth strategy, and our ability to continue improving our operating leverage.”

The firm’s cash distribution per unit of $0.40 is payable on March 14, 2013, to holders of record of AllianceBernstein Holding Units at the close of business on February 22, 2013.

Market Performance

After a strong third quarter, global equity markets were mixed in the fourth quarter of 2012. The S&P 500 returned (0.4)% for the fourth quarter and 16.0% for the full year and the MSCI World Index was up 2.6% for the fourth quarter and 16.5% for the full year. In fixed income, the Barclays Capital US Aggregate Index returned 0.2% during the quarter and 4.2% for the full year, and the Barclays Capital Global Aggregate Index’s total return was (0.5)% for the fourth quarter and 4.3% for the full year.

Assets Under Management ($ Billions)

Total assets under management as of December 31, 2012 were $430.0 billion, up 2.7% from September 30, 2012, and up $24.1 billion, or 5.9%, compared to December 31, 2011.

	Institutions	Retail	Private Client	Total
Assets Under Management 12/31/12	$219.8	$144.4	$65.8	$430.0
Net Flows for Three Months Ended 12/31/12	$2.9	$5.3	$(3.2)	$5.0

www.alliancebernstein.com	2 of 12

Total net inflows of $5.0 billion were $9.4 billion higher than the prior quarter and $18.2 billion higher compared to the prior-year period. Net inflows to the Institutions channel were $2.9 billion, compared to net outflows of $7.7 billion in the third quarter. Institutions gross sales increased 29% sequentially, to $6.7 billion from the prior quarter’s $5.2 billion. The pipeline of awarded but unfunded Institutional mandates decreased sequentially from $8.5 billion to $8.0 billion at December 31, 2012, as new fixed income and equity additions were more than offset by fundings and revisions during the quarter. The Retail channel experienced fourth quarter 2012 net inflows of $5.3 billion, up from the prior quarter’s $5.0 billion.  Retail gross sales increased 8% sequentially to a record $16.4 billion from the third quarter’s $15.2 billion.  In the Private Client channel, fourth quarter net outflows were $3.2 billion compared to $1.7 billion in net outflows in the third quarter. Private Client gross sales of $1.0 billion were flat compared to the prior quarter.

Fourth Quarter Financial Results

Revenues:

Net revenues of $705 million increased 13% compared to the fourth quarter of 2011, driven by higher distribution revenue on non-US retail products, higher retail base fees, higher performance fees on the Company’s fund of funds offerings and higher Bernstein Research Services revenues. In addition, the Company reported current quarter investment gains versus investment losses in the prior-year period. Sequentially, net revenues decreased 0.4%. Higher retail base fees, distribution revenues from non-US retail products and Bernstein Research Services revenues were more than offset by lower investment gains and performance fees compared to the third quarter of 2012. During the third quarter of 2012 we were paid performance fees when we completed the successful liquidation of our Public-Private Investment Program (PPIP) Fund. Bernstein Research Services revenues increased 13% from the fourth quarter of 2011 and 3% from the third quarter of 2012, despite depressed equity trading volumes across most global exchanges.

Adjusted net revenues of $578 million were up 9% compared to the fourth quarter of 2011, driven primarily by higher advisory fees and Bernstein Research Services revenues and current quarter investment gains compared to investment losses in the prior period. Sequentially, adjusted net revenues increased 1%, driven by higher base fees and Bernstein Research Services revenues, partially offset by lower performance fees and investment gains.

Expenses:

Operating expenses were $627 million for the fourth quarter, down 46% year-over-year, driven primarily by lower compensation and benefits expense partially offset by higher promotion and servicing and general and administrative (G&A) expenses. Employee compensation and benefits expense decreased compared to the prior-year period, as the Company accrued compensation at a lower rate relative to revenues. In addition, the prior- year period included a $587 million one-time non-cash charge for all unrecognized long-term incentive compensation on outstanding awards from prior years. Promotion and servicing expenses were up from the prior- year period due to higher distribution plan payments in non-US markets, partly offset by lower travel and entertainment and marketing costs. Within G&A, the Company recorded a $39 million non-cash real estate charge to write down leases and write off assets associated with an ongoing global real estate consolidation plan, and also accrued higher legal expenses compared to the prior-year period. On a sequential basis, operating expenses were down 18%, driven primarily by lower G&A. Within G&A, office and related costs declined significantly, given that the current period’s real estate write-offs were significantly lower than the prior quarter’s $168 million charge; and sub-advisory fees and technology-related costs were lower as well, partially offset by higher legal expenses. Promotion and servicing costs were higher sequentially due to higher distribution-related payments in non-US markets, travel and entertainment costs and transfer fees.

www.alliancebernstein.com	3 of 12

Adjusted operating expenses were $459 million for the fourth quarter, down 7% compared to the prior-year period, with lower office and occupancy, compensation and benefits, technology-related, travel and entertainment partially offset by an increase in legal expenses. Sequentially, adjusted operating expenses were flat, as lower compensation and benefits was offset by higher promotion and servicing and G&A expense. The sequential increase in promotion and servicing was due primarily to higher travel and entertainment expenses. In G&A, the sequential increase was due to higher legal expenses in the current quarter, partially offset by lower office and occupancy. Compensation and benefits expense was down sequentially, as the Company accrued compensation at a lower ratio of revenues.

Operating income and margin:

The Company reported operating income of $78 million for the fourth quarter of 2012, compared to an operating loss of ($540) million for the fourth quarter of 2011, with the variance largely driven by the non-cash charge the Company recorded that quarter related to accelerating the expense associated with all unrecognized long-term incentive compensation on outstanding awards from prior years. Sequentially, the operating income compares with the prior quarter’s operating loss of ($56) million. During the third quarter of 2012, the Company recorded a $168 million non-cash charge to write down leases and write off assets related to the Company’s global real estate consolidation plan.

Adjusted operating income of $119 million increased 222% from the fourth quarter of 2011, and the adjusted operating margin increased to 20.6% from 7.0%, due to both higher revenues and expense reductions. On a sequential basis, adjusted operating income increased 3% from $116 million, and the adjusted operating margin increased from 20.2% on slightly higher revenues and flat expenses.

Net income per Unit:

Diluted net income per Unit for the fourth quarter of 2012 was $0.26 compared to ($1.97) for the fourth quarter of 2011 and ($0.23) for the third quarter of 2012.

Adjusted diluted net income per Unit for the publicly-traded partnership increased to $0.40 from $0.07 in the fourth quarter of 2011 and $0.36 in the third quarter of 2012. Of the adjusted diluted net income per Unit of $0.40 for the fourth quarter of 2012, approximately $0.04 represents a change in estimate of a federal tax benefit relating to the first nine months of 2012.

Unit Repurchases

AllianceBernstein engages in open-market purchases of Holding Units to help fund anticipated obligations under its incentive compensation award program and for other corporate purposes under a plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The amount of Holding Units AllianceBernstein buys each quarter is subject to SEC regulations, the terms of the 10b5-1 plan and the trading volume of Holding Units on the New York Stock Exchange. In addition, AllianceBernstein purchases Holding Units from employees to allow them to fulfill statutory tax requirements at the time of distribution of long-term incentive compensation awards. During the fourth quarter and full year 2012, AllianceBernstein purchased 6.2 million Holding Units and 15.7 million Holding Units for $103.1 million and $238.0 million, respectively. These amounts reflect open-market purchases of 3.1 million Holding Units and 12.3 million Holding Units for $52.9 million and $182.3 million, respectively, with the remainder relating to employee tax withholding purchases, offset by Holding Units purchased by employees as part of a distribution reinvestment election.

Fourth Quarter 2012 Earnings Conference Call Information

Management will review fourth quarter 2012 financial and operating results during a conference call beginning at

8:00 a.m. (ET) on Tuesday, February 12, 2013. The conference call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer and John C. Weisenseel, Chief Financial Officer.

Parties may access the conference call by either webcast or telephone:

www.alliancebernstein.com	4 of 12

1. To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

2. To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S. 10 minutes before the scheduled start time. The conference ID# is 87751083.

The presentation that will be reviewed during the conference call will be available on AllianceBernstein’s Investor Relations website shortly after the release of fourth quarter 2012 financial and operating results on February 12, 2013.

A replay of the webcast will be made available beginning approximately one hour after the conclusion of the conference call and will be available on AllianceBernstein’s website for one week.  An audio replay of the conference call will also be available for one week. To access the audio replay, please call (855) 859-2056 in the U.S., or (404) 537-3406 outside the U.S., and provide the conference ID #: 87751083.

Availability of 2012 Form 10-K

Unitholders may obtain a copy of our Form 10-K for the year ended December 31, 2012 in either electronic format or hard copy on www.alliancebernstein.com:

●
Download Electronic Copy: Unitholders with internet access can download an electronic version of the report by visiting www.alliancebernstein.com and clicking on “AllianceBernstein 2012 Form 10-K”.  The report is also accessible in the “Featured Documents” section of the “Investor & Media Relations” page at www.alliancebernstein.com/investorrelations.

●
Order Hard Copy Electronically or by Phone: Unitholders may also order a hard copy of the report, which is expected to be available for mailing in approximately eight weeks, free of charge.  Unitholders with internet access can follow the above instructions to order a hard copy electronically.  Unitholders without internet access, or who would prefer to order by phone, can call 800-227-4618.

Cautions Regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AllianceBernstein cautions readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; AllianceBernstein undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.  For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AllianceBernstein’s Form 10-K for the year ended December 31, 2012.  Any or all of the forward-looking statements made in this news release, Form 10-K, other documents AllianceBernstein files with or furnishes to the SEC, and any other public statements issued by AllianceBernstein, may turn out to be wrong.  It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed below, could also adversely affect AllianceBernstein’s financial condition, results of operations and business prospects.

The forward-looking statements referred to in the preceding paragraph include statements regarding:

www.alliancebernstein.com	5 of 12

•
Our belief that our real estate consolidation plan will be effective in meaningfully improving our cost structure and in positioning our firm for a stronger future.  Any charges we recorded during the second half of 2012 and our estimates of reduced occupancy costs in future years are based on our current assumptions regarding sublease marketing periods, costs to prepare the properties to market, market rental rates, broker commissions and subtenant allowances/incentives, all of which are factors largely beyond our control. If our assumptions prove to be incorrect, we may be forced to record an additional charge and/or our estimated occupancy cost reduction may be less than we currently project.

•
The pipeline of new institutional mandates not yet funded:  Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times currently anticipated, or that mandates ultimately will not be funded.

•
Our intention to continue to engage in open market purchases of Holding Units to help fund anticipated obligations under our incentive compensation award program:  The number of Holding Units needed in future periods to make incentive compensation awards is dependent upon various factors, some of which are beyond our control, including the fluctuation in the price of a Holding Unit.

•
Our belief that, while the outlook for both the Eurozone and US debt remains uncertain, we are more confident than ever in our business mix, our long-term strategy, and our ability to continue to improve AllianceBernstein’s operating leverage: Changes and volatility in political, economic, capital market or industry conditions can result in changes in demand for our products and services or impact the value of our assets under management, all of which may adversely affect our results of operations.  The actual performance of the capital markets and other factors beyond our control will affect our investment success for clients and asset flows.  Furthermore, improved flows depend on a number of factors, including our ability to deliver consistent, competitive investment performance, which cannot be assured, conditions of financial markets, consultant recommendations, and changes in our clients’ investment preferences, risk tolerances and liquidity needs.

Qualified Tax Notice

This announcement is intended to be a qualified notice under Treasury Regulation §1.1446-4(b).  Please note that 100% of AllianceBernstein Holding’s distributions to foreign investors is attributable to income that is effectively connected with a United States trade or business.  Accordingly, AllianceBernstein Holding’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate, currently 39.6%.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private clients in major world markets.

At December 31, 2012, AllianceBernstein Holding L.P. owned approximately 37.9% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 65.5% economic interest in AllianceBernstein.

Additional information about AllianceBernstein may be found on our website, www.alliancebernstein.com.

www.alliancebernstein.com	6 of 12

AllianceBernstein L.P. (The Operating Partnership)
SUMMARY CONSOLIDATED STATEMENTS OF INCOME  |  Dec. 31, 2012

	Three Months Ended			Twelve Months Ended
$ thousands, unaudited	12/31/12	9/30/12	12/31/11	12/31/12	12/31/11
Revenues:
Base fees	$434,078	$426,363	$415,907	$1,705,610	$1,899,863
Performance fees	18,482	39,931	7,069	66,647	16,556
Bernstein research services	103,719	100,637	92,047	413,707	437,414
Distribution revenues	113,946	103,643	82,609	401,706	351,621
Dividend and interest income	6,828	5,071	6,523	21,286	21,499
Investment gains (losses)	1,886	7,210	(3,175)	29,202	(82,081)
Other revenues	26,518	26,154	24,402	101,801	107,569
Total revenues	705,457	709,009	625,382	2,739,959	2,752,441
Less: Interest expense	850	851	404	3,222	2,550
Net revenues	704,607	708,158	624,978	2,736,737	2,749,891
Expenses:
Employee compensation & benefits
Employee compensation & benefits	292,411	300,869	298,102	1,168,645	1,246,898
Long-term incentive compensation charge	-	-	587,131	-	587,131
Promotion & servicing
Distribution-related payments	106,322	94,779	73,048	367,090	302,684
Amortization of deferred sales commissions	11,167	10,658	8,292	40,262	37,675
Other	53,167	47,514	52,917	202,191	219,197
General & administrative
General & administrative	118,416	135,729	139,567	508,364	533,578
Real estate charge	38,896	168,086	294	223,038	7,235
Interest on borrowings	828	877	630	3,429	2,545
Amortization of intangible assets	5,206	5,467	5,243	21,353	21,417
Total expenses	626,413	763,979	1,165,224	2,534,372	2,958,360

Operating income (loss)	78,194	(55,821)	(540,246)	202,365	(208,469)

Income taxes	8,795	(7,572)	(20,334)	13,764	3,098

Net income (loss)	69,399	(48,249)	(519,912)	188,601	(211,567)

Net (loss) income of consolidated entities attributable to non-controlling interests	(2,300)	(4,003)	(3,552)	(315)	(36,799)
Net Income (Loss) Attributable to AllianceBernstein Unitholders	$71,699	$(44,246)	$(516,360)	$188,916	$(174,768)

Operating margin(1)	11.4%	n/m	n/m	7.4%	n/m

(1) Operating income excluding net (loss) income attributable to non-controlling interests as a percentage of net revenues.

AllianceBernstein Holding L.P. (The Publicly-Traded Partnership)
SUMMARY STATEMENTS OF INCOME

	Three Months Ended			Twelve Months Ended
$ thousands except per Unit amounts, unaudited	12/31/12	9/30/12	12/31/11	12/31/12	12/31/11
Equity in Net Income (Loss) Attributable to AllianceBernstein Unitholders	$26,892	$(16,595)	$(193,458)	$70,807	$(65,581)
Income Taxes	702	6,547	6,005	19,722	27,687
Net Income (Loss)	$26,190	$(23,142)	(199,463)	$51,085	$(93,268)

Additional Equity in Earnings of Operating Partnership (1)	2	-	-	-	-
Net Income (Loss) - Diluted	$26,192	$(23,142)	$(199,463)	$51,085	$(93,268)
Diluted Net Income (Loss) per Unit	$0.26	$(0.23)	$(1.97)	$0.51	$(0.90)
Distribution per Unit	$0.40	$0.36	$0.12	$1.23	$1.14

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.

AllianceBernstein L.P. and AllianceBernstein Holding L.P.
UNITS OUTSTANDING AND WEIGHTED AVERAGE UNITS OUTSTANDING

		Weighted Average Units		Weighted Average Units
	Period End	Three Months Ended 12/31/12		Twelve Months Ended 12/31/12
	Units	Basic	Diluted	Basic	Diluted
AllianceBernstein L.P.	277,600,901	277,608,566	277,622,560	277,721,166	277,721,515
AllianceBernstein Holding L.P.	105,173,342	99,758,014	99,772,008	101,067,698	101,068,047

www.alliancebernstein.com	7 of 12

AllianceBernstein L.P.
ASSETS UNDER MANAGEMENT  |  Dec 31, 2012
($ billions)

Ending and Average	Three Months Ended
	12/31/12	12/31/11
Ending Assets Under Management	$430.0	$405.9
Average Assets Under Management	$423.7	$410.9

Three-Month Changes By Distribution Channel
	Institutions	Retail	Private Client	Total
Beginning of Period	$214.4	$136.4	$68.1	$418.9
Sales/New accounts	6.7	16.4	1.0	24.1
Redemptions/Terminations	(5.3)	(9.1)	(3.2)	(17.6)
Net Cash Flows	1.5	(2.0)	(1.0)	(1.5)
Net Flows	2.9	5.3	(3.2)	5.0
Transfers	0.1	(0.1)	-	-
Investment Performance	2.4	2.8	0.9	6.1
End of Period	$219.8	$144.4	$65.8	$430.0

Three-Month Changes By Investment Service
	Value	Growth	Fixed Income	Other(2)	Total
Beginning of Period	$61.4	$39.8	$244.6	$73.1	$418.9
Sales/New accounts	1.0	1.3	18.8	3.0	24.1
Redemptions/Terminations	(6.7)	(2.1)	(8.4)	(0.4)	(17.6)
Net Cash Flows	(1.5)	(0.1)	(1.1)	1.2	(1.5)
Net Flows	(7.2)	(0.9)	9.3	3.8	5.0
Investment Performance	2.9	0.5	1.7	1.0	6.1
End of Period(1)	$57.1	$39.4	$255.6	$77.9	$430.0

(1) Approximately $39 billion in Blend Strategies AUM are reported in their respective services.
(2) Includes index, structured, asset allocation services and other non-actively managed AUM.

By Client Domicile
	Institutions	Retail	Private Client	Total
U.S. Clients	$130.8	$78.9	$64.6	$274.3
Non-U.S. Clients	89.0	65.5	1.2	155.7
Total	$219.8	$144.4	$65.8	$430.0

www.alliancebernstein.com	8 of 12

AllianceBernstein L.P.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS

		Three Months Ended
$ thousands, unaudited	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11

Net Revenues, GAAP basis	$704,607	$708,158	$642,163	$681,809	$624,978	$641,529
Exclude:
Long-term incentive compensation-related investment (gains) losses	(2,385)	(6,374)	7,619	(15,570)	(9,386)	37,840
Long-term incentive compensation-related dividends and interest	(1,222)	(300)	(344)	(380)	(2,226)	(982)
90% of consolidated venture capital fund investment losses (gains)	2,027	3,634	907	(7,686)	3,116	18,306
Distribution-related payments	(106,322)	(94,779)	(86,120)	(79,869)	(73,048)	(76,323)
Amortization of deferred sales commissions	(11,167)	(10,658)	(10,171)	(8,267)	(8,292)	(9,186)
Pass-through fees & expenses	(7,737)	(25,617)	(7,917)	(7,738)	(7,598)	(8,894)
Adjusted Net Revenues	$577,801	$574,064	$546,137	$562,299	$527,544	$602,290

Operating Income (Loss), GAAP basis	$78,194	$(55,821)	$78,747	$101,245	$(540,246)	$77,716
Exclude:
Long-term incentive compensation-related investment (gains) losses	(2,385)	(6,374)	7,619	(15,570)	(9,386)	37,840
Long-term incentive compensation-related dividends and interest	(1,222)	(300)	(344)	(380)	(2,226)	(982)
Long-term incentive compensation-related mark-to-market vesting expense (credit)	1,892	5,986	(7,030)	14,009	(2,925)	(24,302)
Long-term incentive compensation-related dividends and interest expense	1,145	582	711	152	806	1,572
2011 Compensation charge	-	-	-	-	587,131	-
Net impact of long-term incentive compensation-related items	(570)	(106)	956	(1,789)	573,400	14,128
Real estate charges	38,896	168,086	6,787	9,269	294	6,905
Insurance proceeds	-	-	-	-	-	(10,691)
Sub-total of non-GAAP adjustments	38,326	167,980	7,743	7,480	573,694	10,342
Less: Net (loss) income of consolidated entities attributable to non-controlling interests	(2,300)	(4,003)	(1,276)	7,264	(3,552)	(18,445)
Adjusted Operating Income	$118,820	$116,162	$87,766	$101,461	$37,000	$106,503

Operating Margin, GAAP basis excl. non-controlling interests	11.4%	n/m	12.5%	13.8%	n/m	15.0%

Adjusted Operating Margin	20.6%	20.2%	16.1%	18.0%	7.0%	17.7%

AllianceBernstein Holding L.P.
RECONCILIATION OF GAAP EPU TO ADJUSTED EPU

		Three Months Ended
$ thousands except per Unit amounts, unaudited	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
Net Income (Loss) - Diluted, GAAP basis	$26,192	$(23,142)	$21,339	$26,699	$(199,463)	$27,003
Impact on net income of AllianceBernstein non-GAAP adjustments	13,573	59,589	2,838	2,741	206,341	3,773
Adjusted Net Income - Diluted	$39,765	$36,447	$24,177	$29,440	$6,878	$30,776

Diluted Net Income (Loss) per Holding Unit, GAAP basis	$0.26	$(0.23)	$0.21	$0.26	$(1.97)	$0.26
Impact of AllianceBernstein non-GAAP adjustments	0.14	0.59	0.03	0.03	2.04	0.04
Adjusted Diluted Net Income per Holding Unit	$0.40	$0.36	$0.24	$0.29	$0.07	$0.30

www.alliancebernstein.com	9 of 12

AllianceBernstein L.P.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS

	Twelve Months Ended
	Dec. 31,
$ thousands, unaudited	2012	2011
Net Revenues, GAAP basis	$2,736,737	$2,749,891
Exclude:
Long-term incentive compensation-related investment (gains) losses	(16,711)	20,302
Long-term incentive compensation-related dividends and interest	(2,245)	(4,364)
90% of consolidated venture capital fund investment (gains) losses	(1,118)	35,778
Distribution-related payments	(367,090)	(302,684)
Amortization of deferred sales commissions	(40,262)	(37,675)
Pass-through fees & expenses	(49,010)	(35,103)
Adjusted Net Revenues	$2,260,301	$2,426,145

Operating Income (Loss), GAAP basis	$202,365	$(208,469)
Exclude:
Long-term incentive compensation-related investment (gains) losses	(16,711)	20,302
Long-term incentive compensation-related dividends and interest	(2,245)	(4,364)
Long-term incentive compensation-related mark-to-market vesting expense (credit)	14,858	(19,425)
Long-term incentive compensation-related dividends and interest expense	2,590	5,054
2011 Compensation charge	-	587,131
Net impact of long-term incentive compensation-related items	(1,508)	588,698
Real estate charges	223,038	7,235
Insurance proceeds	-	(10,691)
Sub-total of non-GAAP adjustments	221,530	585,242
Less: Net (loss) of consolidated entities attributable to non-controlling interests	(315)	(36,799)
Adjusted Operating Income	$424,210	$413,572
Operating Margin, GAAP basis excl. non-controlling interests	7.4%	n/m
Adjusted Operating Margin	18.8%	17.0%

AllianceBernstein Holding L.P.
RECONCILIATION OF GAAP EPU TO ADJUSTED EPU

	Twelve Months Ended
	Dec. 31,
$ thousands except per Unit amounts, unaudited	2012	2011

Net Income (Loss) - Diluted, GAAP basis	$51,085	$(93,268)
Impact on net income of AllianceBernstein non-GAAP adjustments	78,693	210,891
Adjusted Net Income - Diluted	$129,778	$117,623

Diluted Net Income (Loss) per Holding Unit, GAAP basis	$0.51	$(0.90)
Impact of AllianceBernstein non-GAAP adjustments	0.77	2.04
Adjusted Diluted Net Income per Holding Unit	$1.28	$1.14

www.alliancebernstein.com	10 of 12

AllianceBernstein L.P.
Notes to Condensed Consolidated Statements of Income and Supplemental Information
(Unaudited)

Adjusted Net Revenues

Adjusted net revenues exclude investment gains and losses and dividends and interest on long-term incentive compensation-related investments, and 90% of the investment gains and losses of our consolidated venture capital fund attributable to non-controlling interests.  In addition, adjusted net revenues offset distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues.  We believe the offset of distribution-related payments from net revenues is useful for our investors and other users of our financial statements because such presentation appropriately reflects the nature of these costs as pass-through payments to third parties who perform functions on behalf of our sponsored mutual funds and/or shareholders of these funds. Amortization of deferred sales commissions is offset against net revenues because such costs, over time, essentially offset distribution revenues earned by the company.  We also exclude additional pass-through expenses we incur (primarily through our transfer agency) that are reimbursed and recorded as fees in revenues.  During the third quarter of 2012, we offset sub-advisory payments to third parties against performance fees earned on the Public-Private Investment Program (PPIP) fund we managed. These fees have no impact on operating income, but they do have an impact on our operating margin.  As such, we exclude these fees from adjusted net revenues.

Adjusted Operating Income

Adjusted operating income represents operating income on a GAAP basis excluding (1) the impact on net revenues and compensation expense of the mark-to-market gains and losses (as well as the dividends and interest) associated with employee long-term incentive compensation-related investments, (2) the 2011 compensation charge, (3) real estate charges, (4) insurance proceeds, and (5) the net loss or income of consolidated entities attributable to non-controlling interests.

Prior to 2009, a large proportion of employee compensation was in the form of long-term incentive awards that were notionally invested in AllianceBernstein investment services and generally vested over a period of four years. AllianceBernstein has economically hedged the exposure to market movements by purchasing and holding these investments on its balance sheet.  The full value of the investments’ appreciation (depreciation) is recorded within investment gains and losses on the income statement in the current period.  U.S. GAAP requires the appreciation (depreciation) in the compensation liability to be expensed over the award vesting period in proportion to the vested amount of the award as part of compensation expense.  This creates a timing difference between the recognition of the compensation expense and the investment gain or loss impacting operating income, which will fluctuate over the life of the award and net to zero at the end of the multi-year vesting period.  Although during periods of high market volatility these timing differences have an impact on operating income and operating margin, over the life of the award any impact is ultimately offset.  Because these plans are economically hedged, management believes it is useful to reflect the offset ultimately achieved from hedging the investments’ market exposure in the calculation of adjusted operating income, adjusted operating margin and adjusted diluted net income per Holding Unit, which will produce core operating results from period to period.  The non-GAAP measures exclude gains and losses and dividends and interest on long-term incentive compensation-related investments included in revenues and compensation expense, thus eliminating the timing differences created by different treatment under U.S. GAAP of the market movement on the expense and the investments. In the fourth quarter of 2011, we implemented changes to our employee long-term incentive compensation award program. As a result, mark-to-market investment gains or losses recognized in compensation expense will closely approximate mark-to-market investment gains and losses recognized in revenues.

Real estate charges have been excluded because they are not considered part of our core operating results when comparing financial results from period to period and to industry peers.

In the third quarter of 2011, we received significant insurance proceeds from the settlement of a claim that are not considered part of our core operating results.

Most of the net income or loss of consolidated entities attributable to non-controlling interests relates to the 90% limited partner interests held by third parties in our consolidated venture capital fund.  We own a 10% limited partner interest in the fund.  Because we are the general partner of the venture capital fund and are deemed to have a controlling interest, U.S. GAAP requires us to consolidate the financial results of the fund.  However, recognizing 100% of the gains or losses in operating income while only retaining 10% is not reflective of our underlying financial results at the operating income level.  As a result, we are excluding the 90% limited partner interests we do not own from our adjusted operating income.  Similarly, net income of joint ventures attributable to non-controlling interests, although not significant, is excluded because it does not reflect the economic interest attributable to AllianceBernstein.

www.alliancebernstein.com	11 of 12

Adjusted Operating Margin

Adjusted operating margin allows us to monitor our financial performance and efficiency from period to period and to compare our performance to industry peers without the volatility noted above in our discussion of adjusted operating income.  Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenues.

www.alliancebernstein.com	12 of 12